Exhibit 10.50

THE TEVA PHARMACEUTICALS USA, INC. DEFINED CONTRIBUTION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective as of October 1, 2013

(i)

(ii)

THE TEVA PHARMACEUTICALS USA, INC. DEFINED CONTRIBUTION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

ARTICLE I

EFFECTIVE DATE AND PURPOSE

1.1. Purpose

The Teva Pharmaceuticals USA, Inc. Defined Contribution Supplemental Executive Retirement Plan (the “Plan”) is intended to provide nonqualified retirement income for eligible employees of Teva Pharmaceuticals USA, Inc. (the “Company”) and its designated subsidiaries and affiliates (together with the Company, an “Employer”) following retirement. The Plan is not intended to be (i) subject to Part 2, 3 or 4 of Title I, Subtitle B, of ERISA, or (ii) qualified under Section 401(a) of the Code. The Plan is intended to satisfy all requirements of Section 409A of the Code so as not to subject any Participant to the payment of interest and tax penalties which may be imposed under Section 409A of the Code. If any provision of the Plan may be susceptible to more than one interpretation or to an interpretation that may result in the Plan’s failing to satisfy the requirements of Section 409A of the Code, such provision shall be applied and construed in a manner that is consistent with the provisions of Section 409A of the Code and regulations thereunder, which are incorporated herein by reference.

1.2. Effective Date

The effective date for this Plan shall be October 1, 2013 (the “Effective Date”). This Plan shall not apply to any individual who does not qualify as a Participant for any period beginning on or after the Effective Date.

ARTICLE II

DEFINITIONS

2.1. Definitions

For purposes of the Plan, the words and phrases defined below shall have the specified meanings, unless a different meaning is plainly required by the context. Wherever used, the masculine pronoun shall include the feminine pronoun, the feminine pronoun shall include the masculine, the singular shall include the plural, and the plural shall include the singular.

(a) “Account” shall mean the notional account established and maintained for each Participant pursuant to Article IV for purposes of determining the amount payable to the Participant pursuant to Article VI.

(b) “Administrator” shall mean the Board or such person or persons as may be designated by the Board, from time to time, to administer the Plan as provided in Article VIII.

(c) “Base Salary” shall mean a Participant’s regular base salary paid by the Employer during the portion of the applicable Plan Year that an individual qualifies as a Participant in the Plan, including any amounts deferred therefrom or contributed at the election of the Participant on a pre-tax or after-tax basis to any other employee benefit plan maintained by the Employer, but excluding bonuses, overtime, reimbursements, commissions, incentive compensation, discretionary benefits or any other supplemental payment or award. Notwithstanding anything herein to the contrary, Base Salary shall not include amounts that are paid to a Participant by the Employer with respect to services performed prior to the time that an election is made, or is deemed made, as to the form of benefit payment under Section 3.2 of the Plan.

(d) “Beneficiary” shall mean the person(s) or entity(ies) designated by a Participant to receive Plan benefits in the event of the Participant’s death, such designation to be made in writing (including electronically) on a form satisfactory to the Administrator and effective when received by the Administrator. Any such designation shall be deemed to revoke any and all prior designations. If, upon a Participant’s date of death, there is no surviving Beneficiary designated by the Participant, the Participant’s Beneficiary (or Beneficiaries) shall be the Participant’s estate. The Administrator shall determine which Beneficiaries, if any, shall have been validly designated and the Administrator’s decision shall be binding and conclusive on all persons.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Cause” shall mean, as determined in good faith by the Board:

(i) the commission by the Participant of an act of fraud or embezzlement against the Company or any of its subsidiaries or affiliates;

(ii) any willful act or omission of the Participant that has the effect of injuring the reputation or business of the Company or any of its subsidiaries or affiliates in any material respect, provided that no act, or failure to act, on a Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Company or any of its subsidiaries or affiliates;

(iii) the use of alcohol by a Participant or his illegal use of drugs (including narcotics) which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company or any of its subsidiaries or affiliates or which impairs, or could reasonably be expected to impair, the performance of the Participant’s duties of employment; or

(iv) a Participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (A) a felony, or (B) any other criminal charge (other than minor traffic violations) which has, or could reasonably be expected to have, a material adverse impact on the Company’s reputation and standing in the community or that of any of its subsidiaries or affiliates.

(g) “Code” shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time, and any rules or regulations promulgated thereunder.

(h) “Company” shall mean Teva Pharmaceuticals USA, Inc., a Delaware corporation, or any successor thereto as a result of a statutory merger, purchase of assets, or any other form of reorganization of the business of the Company.

(i) “Competition” shall mean any of the following actions: engaging in or carrying on, directly or indirectly, any enterprise, whether as an advisor, principal, agent, partner, participant, officer, director, employee, stockholder, associate or consultant to any person, partnership, corporation or any other business entity, that is principally engaged in any business in which the Company or any subsidiary or affiliate is engaged, or is contemplating becoming engaged, on the Participant’s date of Separation from Service, in any area in which the Company or any subsidiary or affiliate is then engaged, or is then contemplating being engaged, in such business. Notwithstanding the foregoing, a Participant shall not be deemed to have engaged in Competition solely as a result of the Participant’s owning, for passive investment purposes not intended to circumvent this provision, less than one percent (1%) of the publicly traded equity or debt securities of any entity engaged in Competition with the Company or any subsidiary or affiliate, so long as the Participant has no power, directly or indirectly, to manage, operate, market, promote, advise, consult with or control such entity and no power, alone or in conjunction with other parties, to select a director, general partner or similar governing official of such entity other than in connection with the normal and customary voting powers afforded to the Participant in connection with any permissible equity or debt ownership.

(j) “Confidential Information” shall mean all information of any nature and in any form that a Participant learns in the course of his employment with the Employer and that is not publicly available or generally known to persons engaged in businesses similar or related to those of the Employer or any subsidiary or affiliate. Confidential Information will include, without limitation, the Employer’s (including its subsidiaries and affiliates) financial matters, customers, employees, industry contracts, and all other secrets and all other information of a confidential or proprietary nature.

(k) “Crediting Rate” shall mean the notional gains and losses credited to a Participant’s Account balance which shall be based on the Participant’s choice among the notional investment alternatives made available by the Administrator pursuant to Section 4.3 of the Plan. The available notional investment alternatives may be modified by the Administrator from time to time without formal amendment of the Plan. Any change in the available investment alternatives shall have prospective effect only.

(l) “Disability” or “Disabled” shall mean either: (i) the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can reasonably be expected to result in death or can reasonably be expected to last for a continuous period of not less than twelve (12) months, or (ii) the receipt by a Participant of income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer due to a medically determinable physical or mental impairment that can reasonably be expected to result in death or can reasonably be expected to last for a continuous period of not less than twelve (12) months.

(m) “Election Form” shall mean the form(s) approved by the Administrator by which a Participant shall elect a benefit payment form, Beneficiary, Crediting Rate, or other matters requiring an election by the Participant.

(n) “Employer” shall mean the Company and any of its subsidiaries or affiliates which the Board determines to be an Employer with respect to its eligible employees.

(o) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and any rules or regulations promulgated thereunder.

(p) “Growth Credits” shall mean the notional amounts credited to a Participant’s Account pursuant to Section 4.3 based on the applicable Crediting Rate.

(q) “Installments” shall mean the payment of a Participant’s Account, or portion thereof, in annual periodic payments for up to fifteen (15) years as provided under the Plan and as elected by the Participant on an Election Form.

(r) “Participant” shall mean an individual who is eligible to participate in this Plan pursuant to Article III.

(s) “Plan” shall mean the Teva Pharmaceuticals USA, Inc. Defined Contribution Supplemental Executive Retirement Plan as set forth herein and as may be amended from time to time in accordance with Article X.

(t) “Plan Year” shall mean the twelve (12) month period beginning on January 1 and ending on December 31 of the same calendar year; provided, however, that the first Plan Year shall commence on the Effective Date and end on the immediately following December 31.

(u) “Separation from Service” shall, with respect to each Participant, occur on the earliest date on which the Administrator determines that the facts and circumstances indicate either that: (i) it is not reasonably anticipated that such Participant will perform any future services for the Employer or its affiliates (whether as an employee or independent contractor) after such date, or (ii) such Participant’s bona fide services to the Employer and its affiliates (whether as an employee or independent contractor) have been permanently reduced to less than 20% of the level of services provided to the Employer and its affiliates in the immediately preceding thirty-six (36) months (or the full period of service to the Employer and its affiliates if the Participant has been providing services to the Employer and its affiliates for less than thirty-six (36) months). For this purpose, a Separation from Service shall not occur while an individual is on military leave, sick leave or other bona fide leave of absence from the Employer and its affiliates of less than the greater of six (6) months or the period for which the individual retains a right to reemployment under any applicable statute or contract and there is a reasonable expectation that the Participant will return to perform services for the Employer or its affiliates. A Participant’s Separation from Service shall be determined in accordance with regulations adopted under Section 409A of the Code.

(v) “Service Credit” shall mean the notional amount, as a percentage of a Participant’s Base Salary for the applicable Plan Year, credited to an eligible Participant’s Account pursuant to Section 4.2.

(w) “Settlement Date” shall mean the date by which a lump sum payment shall be made or the date by which Installment payments shall commence. Payment of a lump sum amount shall be deemed to have occurred on the Settlement Date so long as payment occurs as soon as administratively feasible following the event triggering the payment, but in no event later than the later of: (i) the end of the calendar year in which the triggering event occurs, or (ii) the fifteenth (15th) day of the third calendar month following the date on which the triggering event occurs. The Settlement Date for Installment payments shall be March 1st of the Plan Year immediately following the Plan Year in which the triggering event occurs and continuing as of each March 1st of each Plan Year thereafter until all such Installments for the applicable years have been paid pursuant to the Participant’s Election Form. An Installment payment shall be deemed to have occurred on March 1st of the applicable Plan Year so long as payment occurs no later than the end of the calendar year in which the Installment is due to be paid. Notwithstanding anything herein to the contrary, if a Participant is considered a “specified employee” pursuant to Code Section 409A(a)(2)(B)(i) on the date of his Separation from Service, and if the reason for such separation is other than death or Disability, the payment of such Participant’s Account, or any portion thereof, may not be made earlier than the first day of the seventh (7th) month following such separation date (the “Alternate Payment Date”). Any payments that have been deferred beyond the applicable regular Settlement Date in accordance with the preceding sentence shall be paid to such Participant on the Alternate Payment Date, in a single cash lump sum, without interest, and the balance of such Participant’s benefit payments, if any, shall be made on the same schedule called for by the Plan. For the avoidance of doubt, payments otherwise required to be made more than six (6) months after a Participant’s Separation from Service shall not be affected by the rule set forth in the preceding sentence.

(x) “Solicitation” means, with respect to each Participant, any acts, either alone or in concert with others, and whether direct or indirect: (i) to solicit, induce, influence, encourage, or attempt to solicit, induce, influence or encourage any person employed by the Company or any of its subsidiaries or affiliates to terminate his employment relationship with the Company or any of its subsidiaries or affiliates or otherwise interfere with any such person’s employment by or association with the Company or its subsidiaries or affiliates; (ii) to solicit for employment, hire, or assist in any aspect with the hiring of, whether on the Participant’s own behalf or on behalf of any third party, any person who is, or within the past six (6) months from the date of the Participant’s Separation from Service has been, an employee, executive, officer, manager, consultant, independent contractor or other agent of the Company or its subsidiaries or affiliates; or (iii) to induce, influence, encourage, or attempt to induce, influence or encourage any third party to terminate such party’s business relationship with the Company or its subsidiaries or affiliates or otherwise damage any business or contractual relationship of the Company or its subsidiaries or affiliates.

(y) “Valuation Date” means the date as of which the Account maintained on behalf of each Participant or Beneficiary is adjusted as provided hereunder. An Account shall be valued on each day that is not a Saturday or a Sunday, or any other day on which the financial markets are closed due to a statutory or civic holiday, unanticipated events or for any other reason.

ARTICLE III

PARTICIPATION

3.1. Eligibility for Participation

(a) Each employee of the Employer identified in Appendix A attached hereto shall become a Participant in this Plan on the Effective Date, provided such individual is then employed as an employee of the Employer.

(b) Each individual not described in subsection (a) above who qualifies as an employee of the Employer and who served as a Teva Pharmaceutical Industries Ltd. executive officer (as this term is defined in the Teva Pharmaceutical Industries Ltd. Compensation Policy for Executive Officers and Directors) for not less than one full year may become a Participant following: (i) the written recommendation of such individual’s Plan participation to Teva Pharmaceutical Industries Ltd. by both the Human Resources Leader of Teva Pharmaceutical Industries Ltd. and the Chief Executive Officer of the Company, and (ii) any other approval of such individual’s Plan participation if such approval is required according to applicable laws or policies governing the terms of office and employment of executive officers.

3.2. Participant Elections

(a) Except as otherwise provided in the Plan, each Participant must complete and sign an Election Form and submit the signed Election Form to the Administrator within thirty (30) days after the date on which he becomes a Participant. A Participant shall elect the form in which his benefits are to be paid upon a Separation from Service, the Crediting Rate and his Beneficiary on such Election Form. Any election made pursuant to this Section 3.2 shall be made on an approved Election Form in the manner prescribed by the Administrator.

(b) Notwithstanding anything herein to the contrary, an election made pursuant to this Section 3.2 with respect to the form of benefit payment upon a Separation from Service shall be irrevocable. If a Participant does not make a valid election as to the form of benefits within thirty (30) days after the date on which he becomes a Participant, upon a Separation from Service his benefits will be paid in the form of a single lump sum payment and the date of such separation shall be the Participant’s Settlement Date.

3.3. Discontinuance of Participation

Participation in the Plan shall cease on the date all amounts in respect of a Participant’s Account have been paid to the Participant (or his Beneficiary) or forfeited; provided, however, a Participant shall cease receiving Service Credits pursuant to Section 4.2 (except as provided in subsection (b) thereof) on the date on which he has a Separation from Service (unless he again becomes a Participant following his reemployment by the Employer).

ARTICLE IV

CONTRIBUTIONS AND CREDITS

4.1. Accounts

The Administrator shall establish an Account on behalf of each Participant that shall be credited, to the extent eligible, with Service Credits pursuant to Section 4.2 and Growth Credits as provided in Section 4.3. Participant Accounts shall be notional accounts only and shall not require segregation of any funds of the Company or provide any Participant with any rights to any assets of the Company, except, to the extent applicable, as a general creditor thereof. Neither a Participant nor a Participant’s Beneficiary shall have any right to receive payment in respect of any amount credited to the Participant’s Account except as expressly provided by this Plan.

4.2. Service Credits

(a) As of the last day of each Plan Year beginning on or after the Effective Date, the Account of each Participant who qualifies as an active Participant on the last day of such year shall be credited with a Service Credit equal to fifteen percent (15%) of the Participant’s Base Salary that is paid during the portion of the Plan Year that he qualifies as a Participant; provided, however, that Base Salary shall not include amounts that are paid to a Participant by the Employer with respect to services performed prior to the time that an election is made, or is deemed made, as to the form of benefit payment under Section 3.2 of the Plan.

(b) Notwithstanding anything in Section 4.2(a) to the contrary, for the Plan Year in which a Participant has a Separation from Service after attaining age 65 or due to death or Disability prior to the last day of such year, the Account of such Participant shall, on the last day of such year (or the date that a Participant’s benefits commence under Article VI, if earlier), be credited with a Service Credit equal to fifteen percent (15%) of the Participant’s Base Salary that is paid during the portion of the Plan Year that he qualifies as a Participant; provided, however, that Base Salary shall not include amounts that are paid to a Participant by the Employer with respect to services performed prior to the time that an election is made, or is deemed made, as to the form of benefit payment under Section 3.2 of the Plan.

4.3. Growth Credits

(a) Subject to the provisions of this Section 4.3 and all such additional rules and administrative procedures that the Administrator determines to be necessary or appropriate for the proper administration of the Plan, a Participant may, by providing appropriate instructions to the Administrator on an Election Form, including by means of electronic media, prospectively direct the Administrator as to the percentage of any amounts credited to his Account to be notionally invested in one or more of the types of notional investment funds (“Crediting Rates”) selected by the Administrator from time to time, in its sole discretion. To the extent a Participant does not select a Crediting Rate as provided in this Section 4.3 (or fails to provide appropriate directions with respect to all or a portion of his Account as provided in this Section 4.3), the Administrator shall cause his Account to be adjusted based on the default Crediting Rate as provided in subsection (c) below.

(b) Following the Administrator’s receipt of a Participant’s Crediting Rate instructions, the Administrator shall debit or credit the applicable percentage of the Participant’s Account in accordance with the applicable rate instructions as provided in this Section 4.3. A Participant’s Crediting Rate instructions shall remain in effect until receipt by the Administrator of a Participant’s proper request changing or revoking the Participant’s Crediting Rate instructions then in effect pursuant to this Section 4.3.

(c) To the extent that a Participant does not direct the Administrator as to the Crediting Rate for the amounts that are credited to his Account, or the applicable portion thereof, the Participant shall be deemed to have selected a Crediting Rate of interest under the money market fund or any similar fund designated by the Administrator until such time as the Participant shall have properly designated a Crediting Rate in accordance with the procedures of this Section 4.3.

(d) As of each Valuation Date, the allocable portion of the notional income and any notional realized and unrealized gains and losses attributable to the Crediting Rate selected by the Participant (including any notional administrative or similar fees and employment taxes associated with the Account), or at the Administrator’s designation with respect to a Participant who has failed to designate a Crediting Rate pursuant to subsection (c) above, shall be allocated by the Administrator for the benefit of the Participant for whom such Account was maintained during the Plan Year. Any allocation of any notional increase or decrease in the net worth of the Participant’s Account shall be adjusted for any Service Credits allocated to such Account since the preceding Valuation Date with appropriate credit given for the period during which such allocations were credited to the Account.

(e) The Administrator shall from time to time establish all such rules, procedures and limitations which it determines to be necessary or appropriate for the proper administration of the Crediting Rate options available to Participants. The Administrator shall from time to time, in its sole discretion, determine the different Crediting Rate choices available to Participants. To the extent the Administrator shall eliminate any Crediting Rate options, provide any new Crediting Rate options or otherwise modify the availability or eligibility standards of any Crediting Rate options that are offered under the Plan, the Administrator may impose such limitations as it deems necessary or appropriate for the proper administration of the Plan.

(f) The provision of this Section 4.3 regarding a Participant’s right to select the Crediting Rate options available to his Account shall apply with equal effect with respect to any Beneficiary of a deceased Participant.

4.4. Statements

The Administrator shall furnish on an annual basis, or at more frequent intervals as determined by the Administrator, a statement to each Participant or Beneficiary of the notional net earnings or losses (including administrative or similar fees and employment taxes) credited to or charged against his Account, the amount of any Service Credits allocated to such Account, and the total vested and nonvested notional value of such Account.

ARTICLE V

VESTING

5.1. Vested Percentage of Account

(a) Subject to the provisions of Section 5.2 hereof, upon the occurrence of any of the following, the right of a Participant to receive or to continue to receive any benefits hereunder shall at all times be fully vested and nonforfeitable upon the earliest of:

(i) The Participant’s completion of five (5) full years as a Participant in the Plan following the Effective Date;

(ii) The Participant’s attainment of age sixty-five (65) while in the employ of the Employer;

(iii) The Participant’s death while in the employ of the Employer;

(iv) The Participant’s becoming Disabled while in the employ of the Employer; or

(v) The occurrence of a change of control event (within the meaning of Treasury Regulations Section 1.409A-3(i)(5)) relating to the Participant.

(b) Notwithstanding the provisions of subsection (a) hereof, each employee of the Employer who was an active participant in the Amended and Restated Teva Pharmaceuticals USA, Inc. Supplemental Executive Retirement Plan on September 30, 2013 and who became a Participant in this Plan on the Effective Date shall be fully vested in his Account; provided, however, that such Account shall be subject to forfeiture pursuant to the provisions of Section 5.2.

(c) A Participant who has a Separation from Service when he is not 100% vested in his Account shall forfeit the entire amount credited to such Account upon such separation. If a Participant whose Account was forfeited following a Separation from Service again becomes a Participant after such separation, (i) the amount previously credited to his Account with respect to periods of service prior to the Separation from Service shall not be restored, and (ii) the Participant’s period of Plan participation prior to the Separation from Service shall be disregarded for purposes of determining the vested percentage of the Participant’s Account attributable to periods after again becoming a Participant.

(d) If a Participant who has had a Separation from Service when he was 100% vested in his Account again becomes a Participant following such separation, the Participant’s period of participation prior to the Separation from Service shall be taken into account in determining the vested percentage of the Participant’s Account attributable to periods after again becoming a Participant.

5.2. Forfeiture of Benefits

(a) Notwithstanding any provision of this Plan to the contrary, all benefits provided on behalf of, or that remain to be paid to, a vested Participant under this Plan shall be forfeited, at the sole discretion of the Board, in the following circumstances:

(i) The Participant fails to satisfy any of the covenants contained in Section 5.3;

(ii) The Employer terminates the Participant’s employment for Cause; or

(iii) The Participant fails to execute and deliver to the Company (or revokes during any applicable revocation period) a release of all claims against the Company and its affiliates (and their respective officers, directors, employees, stockholders, associates and consultants), in a form acceptable to the Company, upon the Participant’s Separation from Service.

(b) In the event that a Participant fails to satisfy any of the covenants contained in 5.3 and his benefit is forfeited as provided in subsection (a) above, the Board may, in its sole discretion, require such Participant to promptly repay to the Employer all or any portion of the amounts previously paid to the Participant prior to the date of the forfeiture.

5.3. Restrictive Covenants

(a) As consideration for the benefits provided under this Plan, each Participant covenants and agrees that during the term of his employment with the Employer and for two (2) years following a Separation from Service he will not, without the prior written consent of the Employer, engage in Competition with the Employer or its subsidiaries or affiliates. In the event that a Participant engages in Competition with the Employer or its subsidiaries or affiliates during the term of such Participant’s employment with the Employer or during the two (2) year period following such Participant’s Separation from Service for any reason, the Board may, in its sole discretion (i) cause the Participant’s Account to be forfeited, in which case the Participant shall have no further rights with respect to his Account, and (ii) require such Participant to promptly repay to the Employer all or any portion of the Account that was paid to the Participant prior to the date of the forfeiture.

(b) As consideration for the benefits provided under this Plan, each Participant covenants and agrees that during the term of his employment with the Employer and for two (2) years following a Separation from Service he will not, without the prior written consent of the Employer, engage in any activities that constitute Solicitation. In the event that a Participant engages in any activities that constitute Solicitation during the term of such Participant’s employment with the Employer or during the two (2) year period following such Participant’s Separation from Service for any reason, the Board may, in its sole discretion (i) cause the Participant’s Account to be forfeited, in which case the Participant shall have no further rights with respect to his Account, and (ii) require such Participant to promptly repay to the Employer all or any portion of the Account that was paid to the Participant prior to the date of the forfeiture.

(c) The Employer has disclosed to each Participant its Confidential Information respecting the business of the Employer, and its subsidiaries and affiliates, to the extent necessary for each Participant to carry out the terms of his employment. Accordingly, and as consideration for the benefits provided under this Plan, each Participant covenants and agrees that he will not, without the prior written consent of the Employer, disclose, at any time (whether prior to or after termination of employment with the Employer), to any person not employed by the Employer, or use in connection with engaging in Competition with the Employer or its subsidiaries or affiliates, any Confidential Information of the Employer or its subsidiaries and affiliates. The foregoing obligations imposed by this subsection (c) will cease if such Confidential Information will have become, through no fault of the Participant, generally known to the public or the Participant is required by law to make disclosure (after giving the Employer notice and an opportunity to contest such requirement). In the event that a Participant discloses Confidential Information in violation of this subsection (c), the Board may, in its sole discretion (i) cause the Participant’s Account to be forfeited, in which case the Participant shall have no further rights with respect to his Account, and (ii) require such Participant to promptly repay to the Employer all or any portion of the Account that was paid to the Participant prior to the date of the forfeiture.

(d) As consideration for the benefits provided under this Plan, each Participant agrees that after his employment with the Employer has terminated he will provide, upon reasonable notice, such information and assistance to the Employer as may reasonably be requested by the Employer in connection with any audit, governmental investigation or litigation in which it or any of its subsidiaries or affiliates is or may become a party; provided that (i) the Employer agrees to reimburse the Participant for any related out-of-pocket expenses, including travel expenses, and to pay the Participant reasonable compensation for his time based on his rate of Base Salary in effect as of his employment termination date, and (ii) any such assistance may not unreasonably interfere with the then-current employment of the Participant. In the event that a Participant fails to provide such information and assistance in violation of this subsection (d), the Board may, in its sole discretion (i) cause the Participant’s Account to be forfeited, in which case the Participant shall have no further rights with respect to his Account, and (ii) require such Participant to promptly repay to the Employer all or any portion of the Account that was paid to the Participant prior to the date of the forfeiture.

(e) Notwithstanding the foregoing provisions of this Section 5.3, in the event that a Participant engages in any prohibited Competition or Solicitation activities or discloses any Confidential Information, the Employer shall be entitled (in addition to any other remedy that may be available to it, including monetary damages and forfeiture of the Participant’s Account) to seek and obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, (ii) an injunction restraining such breach or threatened breach of such covenant or obligation, and (iii) attorneys’ fees and other costs incurred in obtaining such decree or order of specific performance of such covenant or obligation or in obtaining an injunction restraining such breach or threatened breach of such covenant or obligation or in connection with any other proceeding relating to or arising out of the Participant’s breach or threatened breach of such covenant or obligation. In enforcing the provisions of this Section 5.3, the Employer shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this subsection (e), and a Participant shall be deemed to have irrevocably waived any right he may have to require the Employer to obtain, furnish or post any such bond or similar instrument.

(f) If any of the provisions of, or covenants contained in, this Section 5.3 are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction. If any of the provisions of, or covenants contained in, this Section 5.3 are held to be unenforceable in any jurisdiction because of the duration or geographical scope thereof, a court making such determination shall reduce the duration and geographical scope of such provision or covenant and, in its modified form, such provision or covenant shall be enforceable; provided that the determination of such court shall not affect the enforceability of this Section 5.3 in any other jurisdiction.

ARTICLE VI

DISTRIBUTIONS

6.1. Time and Manner of Distributions

(a) Separation from Service. Except as otherwise set forth in this Section 6.1, the vested value of a Participant’s Account, determined under Article V, shall be distributed to the Participant in the form of a single lump sum payment following the Participant’s Separation from Service on the applicable Settlement Date for such payment; provided, however, that if a Participant has timely elected on an Election Form to have his Account distributed in the form of Installments, distribution of his Account shall commence following the Participant’s Separation from Service on the applicable Settlement Date for such Installments. Notwithstanding anything in the previous sentence to the contrary, all vested amounts credited to the Account of a Participant who has not attained age fifty-five (55) but who has been credited with ten (10) or more years of Plan participation at the time of a Separation from Service shall be distributed in the form of a single lump sum payment following such separation on the applicable Settlement Date for such payment. In the event that a Participant dies after a Separation from Service and prior to the commencement or completion of benefit payments, either as a lump sum or in the form of Installments, any amounts that remain to be paid to the Participant shall be paid to the Participant’s Beneficiary at the time and in the amount scheduled to be paid to the Participant as if he had remained alive.

(b) Death Prior to Separation from Service. In the event that a Participant has a Separation from Service as a result of his death, the vested value of a Participant’s Account, determined under Article V, shall be distributed to the Participant’s Beneficiary in the form of a single lump sum payment and such date of death shall be the Participant’s Settlement Date. Payment of any death Benefits shall not be due until the Administrator is provided with documentation or other evidence reasonably necessary to establish the fact of the Participant’s death.

(c) Disability Prior to Separation from Service. In the event that a Participant has a Separation from Service as a result of a Disability, the vested value of a Participant’s Account, determined under Article V, shall be distributed to the Participant (or the Participant’s Beneficiary) in the form of a single lump sum payment and such date of Separation from Service, as determined by the Administrator, shall be the Participant’s Settlement Date.

(d) Installment Payment Amounts. For purposes of determining the annual amount to be distributed on behalf of a Participant who has elected Installments pursuant to Section 3.2, each annual payment shall be determined by dividing the vested value of the Participant’s Account determined as of the last day of the Plan Year preceding the year of distribution by the number of years over which Installments will be paid, reduced by one for each year that has elapsed since distributions commenced. The undistributed balance of such Participant’s Account shall continue to receive Growth Credits until the last Installment is paid. If a Participant dies after the commencement of installment payments have begun, the Beneficiary shall continue to receive benefit payments under the Installment method of distribution for the remaining years for which the Participant was receiving benefits.

(e) Reemployment. The provisions of this Section 6.1 shall be applied independently to each Account maintained for an employee who again becomes a Participant following a Separation from Service.

6.2. Delayed Distributions

Notwithstanding any other provision of the Plan, any payment otherwise required to be made pursuant to this Plan to a Participant at any date as a result of a Separation from Service shall be delayed as follows to the extent applicable:

(a) Six-Month Delay for Specified Employees. Any payment otherwise required to be made pursuant to this Plan to a Participant at any date as a result of a Separation from Service shall be delayed for such period of time as may be necessary to satisfy the applicable requirements of Section 409A(a)(2)(B)(i) of the Code. On the earliest date on which such payments can be made without violating the requirements of Section 409A(a)(2)(B)(i) of the Code, there shall be paid to such Participant, in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence.

(b) Excessive Remuneration. A payment shall be delayed to the extent that, and for so long as, the Employer reasonably determines the payment will cause the Employer’s deduction to be limited or eliminated by reason of Section 162(m) of the Code, provided that the payment is made either: (i) during the first calendar year in which the Employer reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year, the deduction of such payment will not be barred by the application of Section 162(m) of the Code, or (ii) during the period beginning with the date of the Participant’s Separation from Service and ending on the latest of (A) the last day of the calendar year of the Participant’s Separation from Service, (B) the 15th day of the third month following the Participant’s Separation from Service, or (C) in the case of a Participant subject to the provisions of subsection (a) above, the calendar year in which any required period of delay described therein ceases.

(c) Jeopardize Going Concern. A payment shall be delayed to the extent that, and for so long as, the Employer reasonably determines the payment will jeopardize the Employer’s ability to continue as a going concern. Payment shall be made as soon as the payment would no longer have such effect.

(d) Violation of Applicable Law. A payment shall be delayed to the extent that, and for so long as, the Employer reasonably determines the payment will cause the Employer to violate Federal security laws or other applicable law.

6.3. Accelerated Payments

(a) Small Benefits. Notwithstanding a Participant’s election of Installments pursuant to Section 3.2, the Administrator shall distribute a Participant’s Account in a single lump sum following his Separation from Service if: (i) the amount payable to the Participant under the Plan at the time of his Separation from Service is less than or equal to the applicable dollar amount under Section 402(g)(1)(B) of the Code, and (ii) the payment accompanies the termination of the Participant’s interest in the Plan and all similar nonqualified deferred compensation arrangements of the Employer in which the Participant participates.

(b) FICA Taxes. A Participant’s Account shall be reduced (and benefits accelerated) to the extent necessary to pay the amount of any FICA taxes imposed on the Participant, and any applicable income tax withholdings due on such FICA taxes; provided, however, that the total amount reduced (accelerated) shall not exceed the aggregate amount of such FICA taxes and the income tax withholding related to such FICA taxes.

(c) Code Section 409A Failure. Payments shall be accelerated, to the extent amounts are required to be included in a Participant’s income, if the Plan fails to meet the requirements of Section 409A of the Code.

(d) Plan Termination Payments. If the Company, by action of the Board, exercises its right under Article X to terminate the Plan, distributions to Participants will be made in accordance with the applicable terms of the Plan as then in effect; provided, however, that all distributions hereunder shall be accelerated and shall be made to Participants in a single lump sum in the following circumstances (notwithstanding any provision of Section 6.1 to the contrary):

(i) The Company exercises its discretion to terminate the Plan within twelve (12) months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of the bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A), provided that all amounts credited to Accounts under the Plan shall be distributed by the latest of: (A) the calendar year in which the termination occurs, (B) the first calendar year in which payment is administratively feasible, or (C) the first calendar year in which such Account is vested.

(ii) The Company exercises its discretion to terminate the Plan (and all other similar account balance-type arrangements of the Employer that would be aggregated with the Plan pursuant to Section 409A of the Code are terminated), with respect to each Participant that experienced the change in control event (within the meaning of Treasury Regulations Section 1.409A-3(i)(5)), within thirty (30) days preceding or the twelve (12) month period following such change in control event and all Account distributions under the Plan and such other arrangements are made to such Participants within twelve (12) months of the termination date.

(iii) The Company exercises its discretion to terminate the Plan (and all other similar account balance-type arrangements of the Employer that would be aggregated with the Plan pursuant to Section 409A of the Code are terminated), provided that: (A) the termination does not occur proximate to a downturn in the financial health of the Company, (B) no payments are made within twelve (12) months of the termination date (other than payments that would be payable under the terms of the Plan and any aggregated arrangements if the termination had not occurred), (C) all payments under the Plan (and any aggregated arrangements) are made within twenty-four (24) months of the termination date, and (D) the Employer does not adopt a new arrangement that would be aggregated with any terminated arrangement pursuant to Section 409A of the Code if the same participants participated in both arrangements at any time within three (3) years following the termination date.

6.4. Incapacity of Recipient

If any person entitled to a distribution under this Plan is deemed by the Administrator to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until a claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Administrator may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Employer and the Plan therefor.

ARTICLE VII

FUNDING

7.1. Unfunded Obligations

The obligations of the Employer to pay benefits under this Plan shall be interpreted solely as an unfunded obligation of the Employer to pay only those vested amounts credited to the Participant’s Account pursuant to Article IV in the manner and under the conditions prescribed in Articles V and VI. All benefits are intended to be in the form of an unfunded obligation of the Employer payable out of the Employer’s general assets.

7.2. General Creditor Status

Nothing contained herein shall create an obligation on the part of the Employer to set aside or earmark any monies or other assets specifically for payments under the Plan. At no time shall a Participant or Beneficiary have any right, title, or interest in or to any specific fund or assets of the Employer. As to any claim for benefits, the Participant or the Participant’s Beneficiary shall be a general creditor of the Employer.

7.3. Trust

The Employer shall be responsible for the payment of all benefits with respect to its Employees. At its discretion, the Employer may establish one or more grantor trusts for the purpose of providing for payment of benefits, except to the extent that such action would result in a penalty tax to a Participant pursuant to Section 409A of the Code, provided that any such trust and all trust assets are located within the United States at all times. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Employer’s creditors. Benefits paid to the Participant from any such trust or trusts shall be considered paid by the Employer for purposes of meeting the obligations of the Employer under the Plan. Any assets set aside, at the sole discretion of the Employer, shall be subject to the claims of the Employer’s general creditors, and no person other than the Employer shall, by virtue of the provisions of the Plan, have any interest in such assets.

ARTICLE VIII

ADMINISTRATION

8.1. Organization of the Administrator

(a) Appointment. Except as otherwise provided herein, the Plan shall be administered by the Board or such person or persons as may be designated by the Board, from time to time, to administer the Plan. Any person or persons designated by the Board as the Administrator of the Plan may resign by delivering his written resignation to the Board and to the remaining members of the Administrator. Vacancies in the Administrator arising from resignation, death, or removal shall be filled by the Board.

(b) Action. The Administrator shall act by a majority of its members unless unanimous consent is required by the Plan, or by unanimous approval of its members if there are no more than two members in office at the time. No member of the Administrator shall act upon any question pertaining solely to himself or herself, and the other member or members shall make any determination required by the Plan in respect to such Participant.

(c) Delegation. The Administrator may delegate specific authority and responsibilities to one or more of its members or to management of the Company. The member or members or persons so designated shall be solely responsible for their acts or omissions with respect to such delegated authority and responsibilities. Members of the Administrator not so designated shall be relieved from responsibility for any act or omission resulting from such delegation.

8.2. Authority and Responsibility

The Administrator shall have full discretionary authority and responsibility to interpret and construe the Plan and determine all questions of the status and rights of Participants and the amounts of their benefits. Its interpretation, construction, or determination, as the case may be, shall be final and conclusive with respect to the Employer, Participants, and their respective successors, assignees, personal representatives, and Beneficiaries. Such authority and responsibility shall include, but shall not be limited to, the following:

(a) Appointing qualified consultants, administrators, counsel or other persons deemed necessary or advisable to serve the Plan as advisors; provided, however, that no appointee shall exercise any discretionary authority, responsibility, or control with respect to the management or administration of the Plan;

(b) Resolving and determining all disputes or questions arising under the Plan, including the power to determine the rights of Participants and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions in the Plan;

(c) Creating, adopting, and revising rules, regulations, forms and procedures for the proper administration of the Plan;

(d) Remedying any inequity resulting from incorrect information received or communicated, or from administrative error;

(e) Settling or compromising any claims or debts arising from the operation of the Plan and the commencement of any legal actions or administrative proceedings; and

(f) Taking any other actions and making any other determinations as it may deem necessary and proper for the administration of the Plan.

8.3. Records and Reports

The Administrator shall keep a record of its proceedings and acts, and shall keep books of account, records, and other data necessary for the proper administration of the Plan.

8.4. Payment of Plan Expenses

The expenses of the Administrator in connection with the administration of the Plan shall be the responsibility of the Employer.

8.5. Indemnification

Except as otherwise prohibited by applicable law, the Employer shall indemnify and hold harmless the Administrator and its delegates from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act or omission in connection with the performance of such persons’ duties, responsibilities, and obligations under the Plan, other than such liabilities, costs, and expenses as may result from the bad faith, willful misconduct or gross negligence of such persons.

ARTICLE IX

CLAIMS PROCEDURE

9.1. Claim for Benefits

(a) Non-Disability Claims. The following provisions apply with respect to all claims under the Plan except with respect to claims relating to a Participant’s Disability:

(i) Any request for specific information with respect to benefits must be made to the Administrator in writing by a Participant or his Beneficiary (“Claimant”). The Claimant may be represented by counsel, or by another representative authorized in writing in a manner specified by the Administrator. The expense of a paid representative shall be borne by the Claimant. Oral communications will not be recognized as a formal request or claim for benefits.

(ii) Within 90 days (180 days, if special circumstances require an extension of time and written notice of the extension is given to the Claimant within such initial 90-day period) after receiving a claim for benefits by any Claimant, or within such shorter period of time as may be required by law, the Administrator shall provide notice in writing to the Claimant regarding whether the claim has been approved or denied.

(iii) If there is an adverse benefit determination, the written notice shall set forth (A) the specific reasons for such adverse determination, (B) a reference to the specific Plan provisions on which the determination is based, (C) a description of any material and information which had been requested but not received by the Administrator, and (D) a description of the Plan’s review procedures and time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

(iv) Any appeal of such adverse determination must be submitted in writing to the Administrator within 60 days after receipt of such notification. If the Claimant fails to appeal such action to the Administrator in writing within the prescribed period of time, the Administrator’s adverse determination shall be final.

(v) If an appeal is filed with the Administrator, the Claimant shall submit such issues he feels are pertinent. The Claimant may submit written comments, documents, records, and other information relating to his claim. In addition, the Claimant shall have reasonable access, upon request and at no charge, to all documents, records, and other information relevant to his claim.

(vi) The Administrator shall reexamine all facts without regard to whether such information was submitted or considered in the initial benefit determination, make a final determination as to whether the denial of benefits is justified under the circumstances, and notify the Claimant in writing of its decision on review and the specific reasons on which such decision was based. The written notice shall be provided within 60 days (120 days, if special circumstances require an extension of time and written notice of the extension is given to the Claimant within such initial 60-day period) after receipt by the Administrator of such written appeal, or within such shorter period of time as may be required by law.

(vii) If there is an adverse benefit determination on review, the written notice shall set forth (A) the specific reason(s) for the adverse determination, (B) a reference to the specific Plan provisions on which the determination is based, (C) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Claimant’s claim, and (D) a statement describing the Claimant’s right to bring an action under Section 502(a) of ERISA.

(viii) The decision of the Administrator shall be final and shall be binding upon the Claimant, his heirs and assigns, and all other persons claiming by, through, or under him.

(b) Disability Claims. The following provisions apply with respect to all claims under the Plan for Disability benefits:

(i) Any request for specific information with respect to benefits must be made to the Administrator in writing by a Claimant. The Claimant may be represented by counsel, or by another representative authorized in writing in a manner specified by the Administrator. The expense of a paid representative shall be borne by the Claimant. Oral communications will not be recognized as a formal request or claim for benefits.

(ii) The Administrator shall notify the Claimant in writing of its decision within 45 days after receipt of the claim, unless special circumstances beyond the control of the Administrator require an extension of time for processing the claim. If such an extension of time for processing is required, this 45-day period may be extended up to an additional 30 days (for a total of 75 days) if the Administrator notifies the Claimant in writing prior to the expiration of the original 45-day period of (A) the circumstances requiring the extension, and (B) the date by which the Administrator expects to render its decision. In the event that the Administrator determines (during the 30-day extension period) that due to matters beyond the control of the Administrator, a decision on the claim for Disability benefits cannot be rendered within the 30-day extension period, the 75-day period may be extended up to an additional 30 days (for a total of 105 days) if the Administrator notifies the Claimant in writing prior to the expiration of the first 30-day extension period of (A) the circumstances requiring the additional extension, and (B) the date by which the Administrator expects to render its decision. The extension notice that is provided by the Administrator for the first extension period or the second extension period must include (A) an explanation of the standards on which entitlement to Disability benefits is based, (B) any unresolved issues that prevent the Administrator from rendering a decision on the claim for Disability benefits, and (C) the additional information required to resolve such issues (a Claimant must provide the additional information to the Administrator required to resolve such issues within 45 days of the date of the extension notice).

(iii) In the event that the period of time for the Administrator to render its decision on a claim for Disability benefits is extended due to a Claimant’s failure to submit information necessary to decide a claim for Disability benefits, the period of time for the Administrator to render a decision for such a claim shall be tolled from the date on which the extension notice is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

(iv) If there is an adverse benefit determination, the written notice shall set forth (A) the specific reasons for such denial, (B) a reference to the specific Plan provisions on which the determination is based, (C) a description of any material and information which had been requested but not received by the Administrator, (D) a description of the Plan’s review procedures and time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review, and (E) if an internal rule, guideline, protocol, or other similar criterion was relied upon for the decision, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the determination and that a copy of such rule, guideline, protocol, or other similar criterion will be provided free of charge to the Claimant upon request.

(v) Any appeal of such adverse determination must be submitted in writing to the Human Resources Leader of Teva Pharmaceutical Industries Ltd., and who shall be designated a “named fiduciary” for purposes of the Plan (the “Named Fiduciary”), within 180 days after receipt of such notification. If the Claimant fails to appeal such action to the Named Fiduciary in writing within the prescribed period of time, the Administrator’s adverse determination shall be final.

(vi) If an appeal is filed with the Named Fiduciary, the Claimant shall submit such issues he feels are pertinent. The Claimant may submit written comments, documents, records, and other information relating to his claim. In addition, the Claimant shall have reasonable access, upon request and at no charge, to all documents, records, and other information relevant to his claim.

(vii) The Named Fiduciary shall reexamine all facts without regard to whether such information was submitted or considered in the initial benefit determination, make a final determination as to whether the denial of benefits is justified under the circumstances, and notify the Claimant in writing of his decision on review and the specific reasons on which such decision was based. The Named Fiduciary will provide a written response to the appeal within 45 days after it is received. In the event that an extension of time is needed due to special circumstances by the Named Fiduciary to render his decision for an appeal of an adverse benefit determination for Disability benefits, this 45-day period may be extended up to an additional 45 days (for a total of 90 days) if the Named Fiduciary notifies the Claimant in writing prior to the expiration of the original 45-day period of (A) the special circumstances requiring the 45-day extension, and (B) the date by which the Named Fiduciary expects to render his decision.

(viii) If there is an adverse Disability benefit determination, the written notice shall set forth (A) the specific reason(s) for the adverse determination, (B) a reference to the specific Plan provisions on which the determination is based, (C) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Claimant’s claim, (D) a statement describing the Claimant’s right to bring an action under Section 502(a) of ERISA, and (E) if an internal rule, guideline, protocol, or other similar criterion was relied upon for the decision, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the determination and that a copy of such rule, guideline, protocol, or other similar criterion will be provided free of charge to the Claimant upon request.

(ix) The decision of the Named Fiduciary shall be final and shall be binding upon the Claimant, his heirs and assigns, and all other persons claiming by, through, or under him.

(c) Exhaustion of Remedies. A failure to file a claim and an appeal in the manner and within the time limits set forth herein shall be deemed a failure by the Claimant to exhaust his administrative remedies and shall constitute a waiver of the rights or benefits sought to be established under the Plan.

9.2. Protective Provisions

A Participant shall cooperate with the Administrator by furnishing any and all information requested by the Administrator, in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Administrator may deem necessary, and taking such other actions as may be requested by the Administrator. If the Participant refuses to so cooperate, the Administrator shall have no further obligation to the Participant under the Plan. In the event the Participant makes any material misstatement of information or non-disclosure of medical history, then no benefits shall be payable to the Participant under the Plan, except that benefits may be payable in a reduced amount in the sole discretion of the Board.

ARTICLE X

AMENDMENT, DISCONTINUANCE, AND TERMINATION

10.1. Amendment

The Plan may be amended by the Board, in whole or in part, either retroactively or prospectively; provided, however, that no amendment shall reduce benefits already earned as of the date of adoption of the amendment or increase the vesting requirements under Article V for benefits already earned by any one or more persons who are Participants as of the date such amendment is adopted; and provided, further, that no amendment shall increase the benefits that are provided under the Plan in respect of or on behalf of any Participants, either prospectively or retroactively, without the prior written approval of Teva Pharmaceutical Industries Ltd. in accordance with applicable policies and laws governing the award of executive compensation and benefits.

10.2. Termination

The Plan may be terminated at any time at the discretion of the Board. Written notification of such action shall be given to each Participant and the Administrator. In the event that the Plan is terminated or discontinued pursuant to this Section 10.2, no additional amounts will be credited to a Participant’s Account pursuant to Section 4.2 (Service Credits) or Section 4.3 (Growth Credits), and any amounts credited to a Participant’s Account (determined as of the date of the Plan’s termination or discontinuation) shall be distributed to the Participant in accordance with Article VI hereof.

ARTICLE XI

MISCELLANEOUS

11.1. Non-Guarantee of Service

Participation in the Plan does not give any person any right to be retained in the service of the Employer. The right and power of the Employer to terminate a Participant’s status as an employee is expressly reserved.

11.2. No Assignment

Except as otherwise provided in the Plan, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit shall be void. No such right or benefit shall in any manner be liable for or subject to the debts, liabilities or torts of a Participant.

11.3. Withholding/Offset

The Employer shall have the right to deduct from any payment made hereunder any taxes required by law to be withheld from a Participant with respect to such payment. The Employer may reduce a Participant’s Account by any unsatisfied obligations of a Participant to the Employer that were incurred in the ordinary course of the Participant’s services on behalf of the Employer, provided such reduction is made at the same time and in the same amount that such obligation would have been due and collected by the Employer and the entire amount of the reduction in any of the Participant’s taxable years does not exceed $5,000.

11.4. Account Statements

Periodically (as determined by the Administrator), each Participant shall receive a statement indicating the amounts credited to and payable from the Participant’s Account. If an error is made in any such statement, such error shall be corrected on the next benefit statement following the date such error is discovered. In the event of an error in a distribution, the Participant’s benefits shall, immediately upon the discovery of such error, be adjusted to reflect such under- or over-payment and, if possible, the next distribution shall be adjusted upward or downward to correct such prior error. If the remaining balance of a Participant’s benefits is insufficient to cover an erroneous overpayment, the Employer may, at its discretion, offset other amounts payable to the Participant from the Employer, to the extent allowed by law, to recoup the amount of such overpayment(s).

11.5. Severability

Should any provision of the Plan be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions of the Plan unless such invalidity shall render impossible or impractical the functioning of the Plan and, in such case, the appropriate parties shall immediately adopt a new provision to take the place of the one held illegal or invalid.

11.6. Binding upon Successors

The liabilities under the Plan shall be binding upon any successor or assignee of the Employer and any purchaser of the Employer or substantially all of the assets of the Employer.

11.7. Waiver of Breach

The waiver by the Employer of any breach of any provision of the Plan by any Participant (or his Beneficiary) shall not operate or be construed as a waiver of any subsequent breach by that Participant (or his Beneficiary) or any other Participant (or his Beneficiary).

11.8. Notice

Any notice or filing required or permitted to be given to the Employer or the Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, in the case of the Employer, to the principal office of the Employer, directed to the attention of the Employer’s General Counsel, and in the case of the Participant, to the last known address of the Participant indicated on the records of the Employer. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Notices to the Employer may be permitted by electronic communication according to specifications established by the Administrator.

11.9. Inability to Locate a Participant or Beneficiary

It is the responsibility of a Participant to apprise the Administrator of any change in address of the Participant or Beneficiary. If the Administrator is unable to locate a Participant or Beneficiary for a period of three (3) years, the Participant (and his Beneficiary) shall forfeit any and all amounts credited to such Participant’s Account.

11.10. Masculine, Feminine, Singular and Plural

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

11.11. ERISA; Code Section 409A

The Plan is intended to provide benefits for a “select group of management or highly compensated” employees within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Plan shall terminate and no further benefits shall accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt. The Plan is also intended to satisfy all requirements of Section 409A of the Code so as not to subject any Participant to the payment of interest and tax penalties which may be imposed under Section 409A of the Code. If any provision of the Plan may be susceptible to more than one interpretation or to an interpretation that may result in the Plan’s failing to satisfy the requirements of Section 409A of the Code, such provision shall be applied and construed in a manner that is consistent with the provisions of Section 409A of the Code and regulations thereunder, which are incorporated herein by reference. For all purposes of this Plan, the phrase “termination of employment” (or any similar phrase of like meaning and intent) shall mean a “separation from service” as such phrase is defined in regulations under Section 409A of the Code.

11.12. Governing Law

This Plan shall be construed according to the laws of the State of Delaware, and all provisions hereof shall be administered according to, and its validity shall be determined under, the laws of the State of Delaware, except where preempted by Federal law.

11.13. Titles

The titles to Articles and Sections in this Plan are placed herein for convenience of reference only, and the Plan is not to be construed by reference thereto.

11.14. Other Plans

Nothing in this Plan shall be construed to affect the rights of a Participant, Participant’s Beneficiaries, or Participant’s estate to receive any retirement or death benefit under any tax-qualified or nonqualified pension plan, deferred compensation agreement, insurance agreement or other retirement plan of the Employer.

*         *         *

Executed this                  day of                 , 2013.

TEVA PHARMACEUTICALS USA, INC.

By:

Its:

APPENDIX A

INITIAL DESIGNATED PLAN PARTICIPANTS

Employee Name	Effective Date of Participation
Mike Dearborn	October 1, 2013
Debbie Griffin	October 1, 2013
Jeffrey Herzfeld	October 1, 2013
David Stark	October 1, 2013

A-1